Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13A – 14(A) AND RULE 15D – 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, David West Griffin, certify that:

1.      I have reviewed this annual report on Form 10-K/A for the fiscal year ended June 30, 2011 of Energy XXI (Bermuda) Limited the “registrant”);

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  August 26, 2011

/S/ DAVID WEST GRIFFIN

David West Griffin

Chief Financial Officer